EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

                 THIS AGREEMENT made the 17th day of June 2005.

BETWEEN:
            FREE DA CONNECTION SERVICES INC., a Delaware Corporation
                   Having it registered and records office at Cutler Law Group, 3206 West Wimbledon Drive
                             Augusta, GA 30909 USA.

                      (hereafter called "Free DA USA") AND:

              FREE DA CONNECTION SERVICES INC., a British Columbia
             Corporation having its registered and records office at
                        Suite 301 - 1540 Oak Bay Avenue,
                       Victoria, British Columbia, V8R 1B2

                        (hereafter called the "EMPLOYER")
                                                               OF THE FIRST PART

AND:
                       MR, JOHN TASCHEREAU, an individual
                      residing at 17482, 60th Ave., Surrey,
                            British Columbia, V3S 1T8

                        (hereafter called the "EMPLOYEE")
                                                              OF THE SECOND PART

     WHEREAS, Free DA USA is the parent company of the Employer and owns (100%) one hundred percent of the capital of the Employer and herein agrees to be bound by the terms and conditions of this agreement in its entirety.

     WHEREAS, pursuant to this Agreement, the Employee is to be employed by the Employer in a position of trust and confidence and under conditions where he has or may have access to technical, confidential and secret information regarding the business of the Employer;

     AND WHEREAS the Employee recognizes that as part of the duties of his employment, all ideas and suggestions of interest to the Employer as they relate to the Technology as defined in the IP Purchase and Sale Agreement - Free DA between Employer and 668158 B.C. Ltd. (the "IP Purchase and Sale Agreement"), conceived or made by him while he is employed by the Employer shall be immediately communicated to and made available to the Employer;

     AND WHEREAS the Employee may be trained by the Employer in connection with the business and through such training or otherwise during his employment the Employee may acquire or create knowledge, experience and expertise, as well as detailed knowledge of the Employer's confidential customer and supplier lists and information, marketing and production techniques, price lists, trade secrets and other proprietary intellectual property, all of which the

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Employee  acknowledges  is  and  shall  be  the  property  of  the Employer, the disclosure, loss or unauthorized use of which would substantially harm the business of the Employer;

     AND WHEREAS the Employee may create, develop or invent intellectual property, trade secrets, designs or other inventions during the course of his employment; which property, whether capable of protection under patent, copyright, industrial design or other intellectual property laws, is intended to be and shall be the sole and exclusive property of the Employer;

     AND WHEREAS the Employee acknowledges that the Employer is relying upon the representations, conditions, warranties or other terms of this Agreement made by the Employee herein as well as the full and proper performance of the obligations of the Employee hereunder in consideration for the employment of the
Employee:

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each to the other and other good an valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), it is agreed as follows:

                              CLAUSE 1 - AGREEMENT
                              --------------------
1.1 TERMINATION OF PRIOR AGREEMENTS: This Employment Agreement, from and after the date it is effective, supercedes and takes the place of any other contract of the same nature, including any consulting agreements, heretofore existing between the parties.

                              CLAUSE 2 - EMPLOYMENT
                              ---------------------
2.1 EMPLOYMENT: Subject to the terms and conditions contained herein, the Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer in its business and will have the title of Chief Scientist; unless and until the Employer may change such title, designation or duties of the Employee. The term of the employment shall be (3) three years, exclusive of the provisions in section, 3.11 which shall have a term of (10) ten years.
2.2 CONFORM WITH DIRECTIONS AND POLICIES: During his employment with the Employer, the Employee shall in all respects conform to and comply with the directions and policies of the Employer, perform each of the duties assigned from time to time by the Employer to the best of his skill and ability, faithfully and diligently serve the Employer, use his best efforts to promote the interests and reputation of the Employer and, unless separately provided in Schedule A to this Agreement, devote his full-time energy, attention and energies to the business of the Employer.

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2.3     The  Employee's  employment  may  be  terminated:
(a)     by  the  Employer
(i) for just cause at any time by the Employer without notice and without any payment in lieu of notice. The effective date of termination may be the date that such cause occurred. "JUST CAUSE" includes, without limitation, any misconduct by the Employee, any wilful breach or non-observance by him of any of the conditions or obligations of this Agreement, any neglect or refusal by him to carry out any his duties hereunder, any negligent performance of such duties, any insubordinate or insulting behaviour towards the Employer, its officers and clients, use of illegal drugs, showing up for work while intoxicated as defined under the criminal code of Canada; or
(ii) without cause, upon giving three months notice after one year of service but prior to the Employee's third year of employment and subsequent to the third year of employment, not less than three months notice, and thereafter, an additional period of notice of one month for each additional completed year of employment, up to a maximum of six months notice; provided that, if by reason of any change in the statute law of the jurisdiction governing this Agreement, the minimum period of notice required by law should exceed the notice set forth in this paragraph, then the greater notice so required shall apply;
and the Employee hereby waives any claim to further notice or compensation exclusive of the provision in 3.11 below, and the Employee agrees that the foregoing notice period(s) are deemed conclusively to be reasonable notice of termination.

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(b)     by  the Employee, upon the Employee giving the Employer, at any time, 60 days  written  notice.
In the event that the Employer or the Employee may terminate this Agreement, except for Just Cause as hereinbefore defined, the Employer may in its absolute discretion determine that the Employee be released from work obligations immediately upon the giving of notice. In such event, the Employer shall pay to the Employee during the period of notice that would otherwise have been worked by the Employee, the amount of salary and benefits, except those benefits provided for work purposes (such as an automobile allowance, expense account or the like), upon the same frequency and in the same manner as if the Employee had remained employed. The Employee shall be obligated to disclose to the Employer all income which the Employee receives during the period of notice, and such amount shall be deducted from the Employer's obligations during the period of
notice.   In its absolute discretion, the Employer may determine to make payment to the Employee of the entire amount of the compensation to be paid in lieu of notice in a single lump sum payment. This payment shall be exclusive of section
3.11  which  shall  continue  in  any  event  for  a  period  of (10) ten years.

2.4     EMPLOYEE  NOT TO ENGAGE IN OTHER EMPLOYMENT:  The Employee agrees not to engage  or  have  an  interest in, directly or indirectly, any other business or employment that is deemed to be Competitive to the Employer's business, during the term of this employment, save and except with the express written permission of the Employer, given in writing or as may be set forth on Schedule A to this Agreement.
                       CLAUSE 3 -REMUNERATION AND BENEFITS
                       -----------------------------------
3.1 REMUNERATION: During the Employee's employment with the Employer, the Employee shall be entitled to receive the following remuneration:
(a) as soon as Employee has received five hundred thousand dollars (US $500,000.00) in equity or debt financing, and no later than six months from the date of this Agreement, but earlier if mutually agreed to by the parties, the

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Employee  shall  be put on the Canadian payroll of the Employer at a base salary of $120,000, less statutory deductions, paid bi-monthly, in equal instalments on the 15th and last day of each and every month;
(b) until such time as the Employee is added to the Canadian Payroll, the Employer agree to retain the Employee on a work for hire basis, at a consulting rate of $6,000.00 per month paid bi-monthly on the 15th and 30th.
(c) the employee will be entitled to purchase 350,000 warrants in the company at a price of $0.01 per shares. The warrants will vest each quarter over a two year period and all warrants will expire five years from the date of this agreement. All warrants will fully vest either at the end of year two or the date of termination should this Agreement be terminated by the Employer for any reason (either with or without cause), whichever is earlier. Should the Employee terminate the agreement, vesting will cease at that moment;
(d) in addition to warrants described in 3.1(c), the employee will be delivered 300,000 purchase warrants at a price of $0.01 per shares that vest on the effective date of this agreement. The employee has indicated to the Employer that he wishes to provide these warrants to certain nominees. The Employee shall instruct in writing the Employer to provide the warrant distribution to the Employee's nominees; and
(e) such further and other remuneration as the Employee and the Employer may agree to in writing from time to time.

3.2 NO RIGHT TO SUE: The Employee shall have no further right to sue the Employer for damages or additional wages or benefits other than as set out in this Agreement, exclusive of any right under the IP Purchase and Sale Agreement.

3.3 ADJUSTMENT OF REMUNERATION: The Employer and the Employee may from time to time, by mutual written agreement, adjust the amount of the salary referred to in clause 3.1 hereof without changing the interpretation of any of the other provisions of this Agreement.

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3.4     REDEFINITION OF EMPLOYMENT:  The Employer may from time to time redefine the job title, description, place of employment, functions or responsibilities, or any of them, of the Employee, without changing any of the rights or obligations of the parties hereto.

3.5 REIMBURSEMENT OF EXPENSES: The Employee shall be reimbursed by the Employer for all business expenses actually and properly incurred by the Employee in connection with his duties under this Agreement in accordance with the normal policy of the Employer. The reimbursement of expenses shall be subject to the provision by the Employee to the Employer of receipts, statements and vouchers to the satisfaction of the Employer consistent with that policy. Expenses incurred by the Employee not in accordance with the policy of the Employer shall be for the sole expense of the Employee.

3.6 BENEFITS: The Employer will make available to the Employee the benefits, in its sole discretion; it makes available to other employees from time to time, and shall provide the Employee with written notice and disclosure thereof.

3.7 BONUS: In addition to the salary described in clause 3.1 (a) above, the Employee shall be entitled to consideration for bonuses from time to time as allocated and approved by the board of directors of the Employer. Further, the Employee will participate in the Executive Bonus Program to be approved the Board of Directors of the Employer. The Employee understands and agrees that the amount of such bonus, entitlement to and payment of any bonuses is entirely within the sole and arbitrary discretion of the Employer. In the event that this Agreement and the Employee's employment hereunder is terminated by either party for any reason whatsoever, no bonus shall be payable to the Employee except any bonus previously awarded that remains unpaid, and only to the extent that such bonus is unpaid.

3.8 CAR ALLOWANCE: The Employer may, in its absolute discretion, provide to the Employee an allowance for the operation of an automobile where such automobile expenses are reasonably utilized in the performance of the Employee's duties as an employee under this Agreement. For the term of this agreement the Employer will pay to the Employee the sum of $0.50 per

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kilometre,  or in accordance to expenses equally provided to the Chief Executive
Officer  of  the  Employer.

3.9 CELLULAR PHONE: The Employer, in its absolute discretion, may elect to provide to the Employee an allowance of $ 450.00 per month towards the costs and charges which may be incurred by an employee as a result of the use of a cellular telephone where the same can reasonably be required for the performance of the Employee's duties. Alternatively, the Employer may elect to provide the Employee with a cellular telephone and a subscription for the service of such phone, in which event the Employee shall reimburse the Employer for all costs of a personal nature incurred in the service contract for such telephone. In the event that the Employer provides the Employee with such telephone and telephone subscription service, the Employee shall deliver up all billing records of the telephone to the Employer, and the Employer shall be entitled to rely upon them for the purposes of this Agreement.

3.10 NO PROVISION FOR TAXABLE BENEFIT: The Employer shall not be obliged to reimburse or otherwise make allowance to the Employee in respect of any deemed benefit or income for income tax purposes as a result of the provision to and use by the Employee of any benefit or allowance provided by the Employer to the Employee.

3.11 ALLOWANCE; For a period of (10) ten years the Employer, it heirs or successors, shall pay to the Employee whether he is employed or not employed by the company an allowance as follows:
(a) Once the Employer has paid the consideration due and owing under the IP Purchase and Sale Agreement entered into between the Employer and 668158 BC Ltd., the Employees private company, the Employer will pay the Employee or his nominee an allowance in the amount of two and a half percent (2.5%) on the gross revenue of the Employer or its parent Free DA USA up to a cumulative gross revenue of $400 million US dollars as reported in the Annual 10-KSB filings to the Securities Exchange Commission of Free DA USA.
 (b) On payment of US $500,000 by Employer to 668158 BC Ltd. Pursuant to the IP Purchase and Sale Agreement or on termination of the IP Purchase and Sale Agreement, whichever occurs earlier, Employer shall pay a minimum annual payment allowance to Employee or his nominees

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under  sections  3.11(a) of US $25,000 Dollars paid within 10 days of acceptance of  the  annual  form  10-KSB  by  the  Securities Exchange Commission, and such minimum payment shall continue for a total period of ten (10) years from the date of this Agreement. Once the Employer or its parent Free DA USA has paid the Employee a two and a half percent (2.5%) allowance on a cumulative gross revenue of $400 million US Dollars of sales, the annual allowance paid to the Employee by the Employer or its parent Free DA USA shall be reduced from two point five percent (2.5%) to one percent (1%) of annual gross revenue as reported on the 10-KSB filings for any subsequent periods totalling a combined
(10) year period. Said allowance shall terminate at the conclusion of the fiscal period June 30th, 2015. Said allowances during the (10) year period may not be cancelled by the Employer or its parent Free DA USA for any reason except in the event that all or substantially all of the assets of the Employer or Free DA USA are sold. Should such an event take place, the Employer must immediately within (10) days of closing such transaction pay the Employee the difference between the total allowances paid to the Employee and fees paid to 66815 BC LTD under the provisions of the IP Purchase and Sale Agreement, to that date and the sum of $9,800,000 US.
(d) Once the Employer has paid to the Employee or his nominee an aggregate allowance totalling $500,000.00 USD, from any form of allowance, or payments made to 668158 BC LTD the Employee being the sole Director of 668158 BC LTD shall cause 668158 BC LTD to deliver to the Employer any and all security interest that it may hold in intellectual property related to the the Field (as defined in the IP Purchase and Sale Agreement, hereto attached).
(e) Employer will pay the allowance pursuant to 3.11(a) quarterly to Employee, or its nominee, within 30 days from submitting its quarterly filings with the SEC. All allowances paid to the employee will be paid on gross cash receipts, such receipts not to be unreasonably deferred. Such allowance will be adjusted at Employer's fiscal year end pursuant to Employer's Annual 10-KSB filing.
                               CLAUSE 4 -VACATION
                               ------------------
4.1 VACATION ENTITLEMENT: The Employee shall be entitled to four weeks of vacation, with pay, during each of the first and second years of employment, to be taken in accordance with company policy. After the expiration of two completed years of employment, the Employee shall

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be  entitled  to  five weeks of vacation, with pay, in each year, to be taken as per company policy. After the expiration of six years of completed employment, the Employee shall be entitled to six weeks of vacation with pay in each year, to be taken as per company policy.

                  CLAUSE 5 - EMPLOYEE COVENANTS NON-COMPETITION
                  ---------------------------------------------
5.1 NON-COMPETITION: The Employee agrees that it will not, without the Consent of the Employer, directly or indirectly, either as principal, agent, employee, employer, stockholder, partner or in any other capacity, manufacture, market or sell or assist any other person, firm or corporation to manufacture, market or sell any service that, in the opinion of the Employer acting reasonably, competes with the Technology as defined in the IP Purchase and Sale Agreement, or the business of the Employer, during the term of this Agreement and for 12 calendar months after the termination of this Agreement, only if this Agreement is not breached by Employer. If the Employee is terminated without cause non-compete period will be reduced to 6 calendar months. This section 5.1 will not apply to Employee if Employer is in breach of any of its obligations pursuant to this Agreement.

5.2 CONFIDENTIALITY: The Employee acknowledges that any information which may reasonably be described by the Employer as "secret" includes and means information known or used by the Employer in connection with its business, including but not limited to customer lists and information, financial information, marketing information, business opportunities, technology, research and development and information relating to the Employer's intellectual property, and includes other information received from others that the Employer may be required to keep confidential. The Employee agrees that he will hold in confidence, as the Employer's fiduciary, and keep confidential during and after the term of his employment, all of the secret information or secrets which at any time become known to him, unless and until such secret information or secrets are generally available to the public through no breach of this Agreement.

5.3 The Employee will only use such secret information or secrets for the benefit of the Employer. The Employee will ensure that all items that come into his possession which contain any of the secret information or secrets are marked with prominent confidentiality notices acceptable to the Employer. All tangible items embodying or disclosing any portion of the secret

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information  or secrets will be dealt with in accordance with the provisions set out  above  concerning  documents  and  materials.

5.4 The Employee specifically acknowledges that any violation of the provisions of this clause will cause irreparable injury to the Employer, and the Employer will be entitled, in addition to any other rights and remedies it may have, to injunctive relief against the Employee.

5.5 The Employee acknowledges and agrees that the restrictions of this clause are necessary and fundamental to the protection of the Employer and its business interests, and each is reasonable and valid, and they are, collectively, reasonable and valid, and the Employee specifically waives all defences to the strict enforcement of these provisions.

                          CLAUSE 6 - EMPLOYEE COVENANTS
                          -----------------------------
6.1 COVENANTS OF THE EMPLOYEE: The Employee covenants both during and after employment with the Employer as follows:
(a) that, except in fulfilment of his duties hereunder, he shall not enter into any contract on behalf of, or in the name of, the Employer and shall not pledge the credit of the Employer;
(b) that he shall not at any time be guilty of any act or conduct causing or calculated to cause damage or discredit to the reputation or business of the Employer;
(c) that he shall not at any time during his employment with the Employer or after the termination thereof take any steps or make any approach, either directly or indirectly, to any employee of the Employer calculated to lead to such employee leaving his or her employment;
(d) that as soon as notice of termination of employment has been given by either party and/or his employment shall terminate, whichever is the earlier, he shall deliver up to the Employer all books, records, printouts, lists, notes and other documents or copies thereof owned by the Employer or that Employer owns the

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intellectual  property  in.  which  may  be  in  his  possession  or directly or indirectly  under  his  control;
(e) that he shall not at any time during or after employment use for his own interest, and shall not release directly or indirectly to anyone any information concerning the Employer's business practices, operations, procedures, policies, budget, products, financial information, client names, suppliers or the like, which the Employer shall deem confidential or against its business interests; and
(f) the Employee further acknowledges that the information found in the Employer's books, records, printouts, lists, notes or any other documents or copies thereof developed, created or conceived in the course of Employee's duties as directed by Employer, or using Employer's materials, or otherwise owned by Employer is the exclusive property of the Employer and can only be used for the benefit of the Employer.

6.2 DEVELOPMENT OF INTELLECTUAL PROPERTY: The Employee covenants that during employment with the Employer that it is a term of his employment that he may, from time to time, be involved in the creation of Improvements, as defined in the IP Purchase and Sale Agreement; and may be involved in developments or inventions, idea trade secrets, designs or other intellectual property pursuant to the business of the Employer and that all such Improvements developed by the Employee or in which development the Employee participates during the term of his employment, wheresoever or howsoever such development may occur, shall be the sole and exclusive property of the Employer; and the Employee specifically waives any entitlement to ownership or an ownership interest in the said intellectual property. Notwithstanding the foregoing, certain intellectual property and the creation of it may give rise to moral rights of the Employee which, pursuant to the law of the jurisdiction in which the Employee may be located, may not be transferable or assignable to the Employer. To the extent that such moral rights are not assignable, the Employee specifically agrees that he hereby waives any and all entitlement to such moral rights and that he will take no action of any kind, both during his employment and thereafter, for the enforcement of such moral rights against the Employer or the interests of the Employer's business.

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                     CLAUSE 7 - GENERAL CONTRACT PROVISIONS
                     --------------------------------------
7.1 GOVERNING LAW: The terms of this Agreement are governed under the laws of the Province of British Columbia, and of Canada, and is under such laws to be considered a contract of employment.

7.2 NO RELATED PARTY DEALINGS: The Employee shall not be allowed to deal on behalf of the Employer with any company in which he or his immediate family has an undisclosed financial interest, exclusive of 668158 BC LTD.

7.3 NOTICE: Any notice to be given by either party hereunder may be validly given if sent by registered mail, postage prepaid, addressed to the other at the address set forth above, and such notice shall be deemed to have been received if sent by registered mail on the third business day after the date of mailing. Alternatively, such notice may be given personally, and it shall be deemed to have been received on the date of its receipt.

7.4 SURVIVAL: Clause 3.11 and the representations, warranties and covenants of the Employee contained in this Agreement shall survive any termination of the Employee's employment with the Employer.

7.5 INJUNCTIVE RELIEF AND DAMAGES: The Employee agrees that in the event of any breach of this Agreement by the Employee, damages may not be an adequate remedy and that the Employer will be entitled to make application to a court of competent jurisdiction for temporary or permanent injunctive relief against the Employee, without the necessity of proving actual damage to the Employer.

7.6 SEVERABILITY: If any covenant or provision contained herein is determined to be void, invalid or unenforceable, in whole or in part, for any reason whatsoever, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions hereof, and such

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unenforceable  covenant  or  provisions  or  part  thereof  shall  be treated as severable  from  the  remainder  of  this  Agreement.

7.7 NO UNTRUTHS: The Employee represents and warrants that all information provided to the Employer in any application form or during any interview for employment was and remains accurate and contains no untruths or misrepresentations. The Employee agrees that the provision of any false or misleading information on an application form or during any employment interview or in respect of any employment disciplinary matter during the employment are grounds for immediate dismissal of the Employee by the Employer, as Just Cause, without any further compensation payable to the Employee.
                           CLAUSE 8 - JOB DESCRIPTION
                           --------------------------
8.1 JOB DESCRIPTION: The Employee acknowledges that he has been hired to perform the job description set out as Schedule B to this Agreement. The Employee specifically acknowledges that, from time to time, the nature of the Employer's business may require the Employer, acting reasonably, to alter the job description and requirements of employment by the Employee. Such alteration may require the Employee to perform differing duties from those of the original employment description contained in Schedule B, to relocate and to take up residence elsewhere than where the Employee may be residing at the commencement of the employment, and to accept a position within the structure of the Employer's business differing in title and status from that of the initial employment. The Employer shall be entitled, acting reasonably, to exercise its management discretion to make such changes to the employment as in its absolute discretion it deems necessary for the business.

8.2 ENTIRE AGREEMENT: This Agreement and any schedules attached hereto constitutes the whole of the agreement between the parties. There are no collateral representations, agreements or conditions not specifically set forth herein. The Employee acknowledges that any express representations not contained in this Agreement, made negligently, innocently or otherwise to the Employee by the officers, directors, employees or agents of the Employer, whether acting with actual or ostensible authority or otherwise, and whether such representations are made prior to, on or subsequent to the date hereof, have been, are or shall be so made without responsibility on the part of the Employer, its officers, directors, employees or agents, for any tortious liability,

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economic  losses,  non-pecuniary  losses  or  other  damages.  The Employee also further acknowledges and agrees that any representation that may by implication arise as a result of the past, present or future interactions of the Employer and the Employee, shall not attribute or import any tortious liability to the Employer, its officers, directors, employees or agents.

8.3 AMENDMENTS: No modification, amendment or variation hereof shall be of effect or binding upon the parties hereto unless agreed to in writing by each of them, and thereafter such modification, amendment or variation shall have the same effect as if it had originally formed part of this Agreement.

8.4 ENUREMENT: This Agreement shall enure to the benefit of and be binding upon the parties hereto, and their respective legal personal representatives, heirs, executors, administrators or successors.

8.5 ASSIGNMENT: This Agreement is personal to the Employee and may not be assigned by the Employee.

8.6 WAIVER: No waiver by the parties hereto of any breach of any condition, covenant or agreement hereof shall constitute a waiver of such condition, covenant or agreement except in respect of the particular breach giving rise to such waiver.

8.7 EMPLOYEE'S ACKNOWLEDGEMENT: The Employee acknowledges that he has read and understands the foregoing, and that the Employer has advised him that this Agreement substantially alters and supercedes the Employee's rights at common law. The Employee specifically acknowledges that the Employer has advised him to seek independent legal advice prior to executing this Agreement.

8.8 TRANSMISSION BY FACSIMILE: The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device, and the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals, and each party hereto undertakes to provide each and every other party hereto with a copy of the agreement bearing original signatures forthwith upon demand.

8.9 TERMINATION IN THE EVENT OF CHANGE OF CONTROL: Notwithstanding the provisions of this Agreement hereinbefore set out in respect of termination of the Employee, in the event that, by reason of change of control of the Employer, as hereinafter defined, the Employee may be terminated and, upon termination, the Employee shall be entitled to be paid, in lieu of notice, a sum equal to twice the payment to which the Employee would have been entitled if the termination had been for otherwise than for Just Cause, exclusive of any commission owing under this agreement.

8.10 In the event of such termination by reason of change of control, the following provisions shall apply:
(a) the Employee shall be deemed to have been granted and available for immediate exercise any options, rights, warrants or other entitlements issued by the Employer or any affiliate of it for the purchase or acquisition of shares in the capital of the Employer or any affiliate thereof, whether or not such options, rights, warrants or other entitlements may then be exercised, provided that any options, rights, warrants or other entitlements which are required to be exercised upon notice after being available to the Employee, they shall be exercised within a period of not less than three months of the date of termination or shall lapse and be void and of no further force and effect;
(b) the Employer will not seek in any way to amend the term of any loans from the Employer to the Employee;
(c) if, at the date of termination by reason of change of control, the Employee holds any membership in any clubs, social or athletic associations paid for by the Employer that were for the Employee's regular use, the Employer will not take any action to terminate such memberships but will not renew such memberships that expire or make any payment in respect of such memberships in support of the Employee for the period after the date of termination by reason of change of control;

(d) notwithstanding any other provision in this Agreement, to the extent it is able to do so, the Employer will maintain for a period of six months after the date of termination by reason of change of control all group medical and insurance benefits that the Employee was entitled to receive immediately prior to the date of such termination; and
(e) the Employer will pay to the Employee all outstanding and accrued regular and special vacation pay to the date of termination by reason of change of control.

8.11 Change in control shall mean, for the purposes of this clause, any one of the following:
(a) the acquisition or continuing ownership by any person or persons acting jointly or in concert, directly or indirectly, of common shares or of convertible securities which, when added to all of the securities of the Employer at the time held by such person or persons, or persons associated or affiliated with such person or persons within the meaning of the Canada Business Corporations Act (collectively, the "ACQUIRORS"), and assuming the conversion, exchange or exercise of convertible securities beneficially owned by the Acquirors, results in the Acquirors beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the voters thereof for the first time to cast more than 51% of the votes attaching to all shares in the capital of the Employer that may be cast to elect directors;
(b) the exercise of the voting power of all or any shares of the Employer so as to cause or result in the election of a majority of directors of the Employer who were not incumbent directors;
(c) the sale, lease, exchange or other disposition of all or substantially all of the Employer's assets; or

(d) an amalgamation, merger, arrangement or other business combination involving the Employer that results in the securityholders of the parties to the business combination other than the Employer owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast more than 50% of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect directors.

8.12 A termination by reason of change of control shall mean a termination which occurs within the first anniversary of the event constituting the change of control and that is other than for Just Cause and conducted for the purposes of reorganization of the Employer by reason of the change of control.

8.13 In this Agreement the use of the singular shall mean the plural and of the masculine shall mean the feminine, as the case may be, where the same is necessary to give effect to and make reasonable the terms of this Agreement.

IN  WITNESS  WHEREOF  the  parties  hereto  have  duly  executed this Employment
Agreement  effective  the  day  and  date  first  above  written.


                                              )
                                              )
SIGNED AND DELIVERED on behalf of the Employer)
FREE DA CONNECTION SERVICES INC.              )
                                              ) FREE DA CONNECTION SERVICES INC.
by its duly authorized signatory              ) Per:
in the presence of                            )

---------------------------------               --------------------------------
Witness                                         DULY AUTHORIZED SIGNATORY


                                              )
                                              )
SIGNED AND DELIVERED on behalf of Free DA USA )
FREE DA CONNECTION SERVICES INC.              )
                                              ) FREE DA CONNECTION SERVICES INC.
by its duly authorized signatory              ) Per:
in the presence of                            )

---------------------------------               --------------------------------
Witness                                         DULY AUTHORIZED SIGNATORY




SIGNED,  SEALED  AND  DELIVERED  by
THE  EMPLOYEE
in  the  presence  of


---------------------------------               --------------------------------
Witness                                         EMPLOYEE